UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2007 (December 10, 2007)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

December 10, 2007, Inland American Real Estate Trust, Inc., a Maryland corporation (the “Company”), through Inland American ST Portfolio, L.L.C. and Inland American ST Florida Portfolio, L.L.C., two wholly owned subsidiaries of the Company formed for this purpose (the “ST Subsidiaries”), purchased fee simple interests in a portfolio of 210 single tenant retail banking facilities, seven office buildings and one data center collectively known as the “SunTrust Bank Portfolio” (the “Portfolio”).  The properties contain approximately 1,149,131 aggregate gross leasable square feet and are located in eight states and the District of Columbia.  The ST Subsidiaries purchased the Portfolio from an unaffiliated third party, SunTrust Bank, a Georgia banking corporation (“SunTrust Bank”), for approximately $374.9 million, of which the ST Subsidiaries paid $93.7 million in cash.  The ST Subsidiaries funded the remainder of the purchase price, approximately $281.2 million, through a loan with LaSalle Bank, N.A.  The purchase price for the transaction was determined through negotiations between SunTrust Bank and Inland Real Estate Acquisitions, Inc., an affiliate of the Company’s sponsor.  In evaluating the Portfolio as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, costs of property maintenance, location, environmental issues, demographics, quality of the tenant, length of leases, the price per square foot and the occupancy rates.  The Company believes that the facilities within the Portfolio are well located, have acceptable roadway access, are well maintained, are adequately insured and will be professionally managed.

All of the properties within the Portfolio are single tenant facilities with SunTrust Bank as the tenant.  SunTrust Bank has agreed lease each facility for a term of ten years, commencing in December 2007 and terminating in December 2017.  SunTrust Bank may renew each of these leases for an additional term of ten years, and then for six additional five-year terms.  Each lease requires SunTrust Bank to pay all taxes, insurance and maintenance expenses from use of the property.

SunTrust Bank is the principal banking subsidiary of SunTrust Banks, Inc., a financial holding company with its headquarters in Atlanta, Georgia (“STI”).  According to filings made by STI with the Securities and Exchange Commission, STI reported net income available to common shareholders of approximately $2.3 billion and $2.1 billion for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively, and diluted earnings per average common share equal to $4.52 and $5.82 for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.  SunTrust Bank operates primarily within Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia, and the District of Columbia.

Certain of the agreements relating to the purchase are being filed as Exhibits 10.152 and 10.153 hereto, each of which is incorporated into this Item 2.01 disclosure by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of the Portfolio, on December 10, 2007, the ST Subsidiaries entered into a loan agreement with LaSalle Bank, N.A. (“LaSalle”) to borrow approximately $281.2 million.  The loan is secured by first priority mortgages on the properties within the Portfolio and requires the ST Subsidiaries to make interest-only payments through the term of the loan, and matures on December 10, 2008.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest or other amounts.  In the event that any principal, interest or any other sums due are not paid by the ST Subsidiaries within five days after the due date, the ST Subsidiaries will be required to pay to LaSalle a late charge of five cents for each whole dollar overdue.  Upon the occurrence and during the continuance of an event of default, the loan will bear interest at a rate equal to the interest rate plus 5%, provided that the default rate may not exceed the maximum rate permitted by law.

The Company has guaranteed the full payment of the loan.  In its capacity as guarantor, the Company is subject to certain financial reporting requirements and a net worth covenant under which, on the last day of each fiscal quarter, (1) the ratio of the Company’s EBITDA to fixed charges may not be less than 1.5 to 1 and (2) the Company’s consolidated net worth may not be less than $3 billion plus 75% of the equity contributions or sales of treasury stock received by the Company after September 30, 2007.

Upon entering into the commitment for this loan, the ST Subsidiaries paid LaSalle a fee equal to approximately $1.3 million.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)          Financial statements of businesses acquired.

The required financial statements for the Portfolio will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report is filed.

(b) Pro forma financial information.

The required pro forma financial information for the Portfolio will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report is filed.

(d)         Exhibits.

10.152	Purchase and Sale Agreement between SunTrust Bank, a Georgia banking corporation, and Inland Real Estate Acquisitions, Inc., an Illinois corporation, dated as of September 27, 2007
10.153	Assignment and Assumption of Purchase and Sale Agreement, dated November 30, 2007, by and between Inland Real Estate Acquisitions, Inc. and Inland American ST Portfolio, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: December 14, 2007	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title:	Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.152	Purchase and Sale Agreement between SunTrust Bank, a Georgia banking corporation, and Inland Real Estate Acquisitions, Inc., an Illinois corporation, dated as of September 27, 2007

10.153	Assignment and Assumption of Purchase and Sale Agreement, dated November 30, 2007, by and between Inland Real Estate Acquisitions, Inc. and Inland American ST Portfolio, L.L.C.